                                                                    Exhibit 10.3

                       MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                   by and between

                                 PGR Partners, LLC,
                                      Seller,

                                        and

                              Teton Petroleum Company,
                                     Purchaser

                          Effective as of 12:01 A.M. MST,

                                 February 15, 2005

                       MEMBERSHIP INTEREST PURCHASE AGREEMENT

     This Membership  Interest Purchase  Agreement (the "Agreement") is made and entered  this 15th day of  February,  2005,  with the  transaction  contemplated hereby to be consummated on the Closing Date (as defined below) and effective as of 12:01 a.m. MST on the 15th day of February,  2005 (the "Effective  Date"), by
and  between  PGR  Partners,  LLC, a Colorado  limited  liability  company  (the
"Seller") and Teton Petroleum Company, a Delaware  corporation or its affiliated designee (the "Purchaser").

                                      RECITALS

     A. WHEREAS,  Seller owns a one hundred percent (100%)  membership  interest
(herein,  "Seller  Membership  Interest")  in Piceance  Gas  Resources,  LLC , a
Colorado limited liability company ("Piceance"); and

     B. WHEREAS,  Piceance has acquired certain oil and gas rights and leasehold assets  covering  approximately  6,314 gross and net acres,  more or less,  from
Petroleum Development Corporation effective January 24, 2005; and

     C. WHEREAS,  Seller desires to sell an undivided  twenty-five percent (25%)
of the Seller  Membership  Interest,  and  Purchaser  desires to  purchase  such
Membership  Interests  thereby  acquiring   twenty-five  percent  (25%)  of  the
membership interests in Piceance ("Membership  Interests") for the Consideration
(defined below) in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE,  in consideration of the foregoing recitals, the agreements contained  herein and other good and  valuable  consideration,  the  receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement of Sale and Purchase of Membership  Interests.  Subject to the
terms and conditions contained in this Agreement, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Membership Interests.

     2.  Time  and  Place  of  Closing.  The  consummation  of  the  transaction contemplated  hereby  shall be at a closing  of this  transaction  to be held at
10:00 a.m. on February 15, 2005,  in the offices of Seller's  counsel,  370 17th
Street, Suite 4700, Denver, Colorado 80202, or on such other date, time or place to be  mutually  agreed  upon by the  parties  (hereinafter,  the  "Closing"  or
"Closing  Date"),  provided  that the  transaction  shall be effective as of the
Effective  Date.  Notwithstanding  the  foregoing,  the  Closing  may  occur via facsimile and overnight delivery at the election of the parties.

     3. Consideration.  In exchange for the delivery of the Membership Interests by Seller to Purchaser on the Closing Date,  with such transfer  effective as of the Effective Date,  Seller shall receive from Purchaser on the Closing Date the sum of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00),  in cash
or  by  wire  transfer  in  immediately   available  funds,  450,000  shares  of
Purchaser's  common stock and 200,000  warrants to purchase  common stock of the
Purchaser,  the terms of which shall be defined in a separate warrant agreement, a form of which is  attached  hereto  as  Exhibit  C (the  "Warrant  Agreement")
(herein, collectively the "Consideration").

     4. Seller's  Representations  and Warranties.  Seller hereby represents and warrants to Purchaser as of the date hereof and as of Closing, as follows:

          a.  Organization and Standing.  Seller is a limited  liability company formed  under  the laws of the  State of  Colorado  and is duly  organized, validly  existing  and in good  standing  under  the  laws of the  state of organization and in such other jurisdictions necessary for the consummation of this Agreement.

          b. Power. Seller has all requisite power and authority to carry on its business  as  presently  conducted  and to enter into this  Agreement.  The execution and delivery of this Agreement  does not, and the  fulfillment of and  compliance  with the  terms and  conditions  hereof  will  not,  as of
     Closing,  violate,  or be in conflict with,  any material  provision of its governing  documents,  when  applicable,  or any material  provision of any agreement or instrument to which it is a party or by which it is bound,  or to any judgment,  decree,  order, statute, rule or regulation applicable to
     it.

          c.  Authorization  and  Enforceability.  The  execution,  delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly  authorized  by all  requisite  action of the Seller.
     This Agreement  constitutes the legal,  valid and binding obligation of the
     Seller, is enforceable in accordance with its terms,  subject,  however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors,  as well as to general  principles of
     equity,   regardless  whether  such   enforceability  is  considered  in  a
     proceeding in equity or at law.

          d.  Title.  Seller  will convey  title to the  Membership  Interest to
     Purchaser free and clear of any and all liens, claims, encumbrances,  other pledges  or  security  interests  and all other  defects  of title or other matters of whatsoever nature. To Seller's  knowledge,  Seller has delivered to  Purchaser  copies of all material  agreements  affecting or relating to
     Piceance's  acquisition  and  ownership of the oil and gas leases  acquired from Petroleum Development Corporation.

          e.  Litigation/Claims.  Seller has not received  written notice of any suit,  claim,  action  or  other  proceeding  pending,  or to the  Seller's knowledge,  threatened,  before any court, agency, panel or regulatory body that  relates to Seller,  the  Membership  Interest or which  would  impair
     Seller's ability to close this transaction.

          f. Liability for Brokers' Fees. Seller has not incurred any liability, contingent  or  otherwise,  for brokers' or finders'  fees  relating to the transaction  contemplated  by this Agreement for which Purchaser shall have any responsibility.

          g.  Effectiveness  at  Closing.  All  representations  and  warranties contained herein shall be correct, accurate and effective at Closing.

     5. Purchaser's Representations. Purchaser hereby represents and warrants to
Seller as of the date hereof and as of Closing as follows:

          a. Organization and Standing.  Purchaser is a corporation formed under the laws of the State of Delaware, is duly organized,  validly existing and in good standing under the laws of such state, the State of Colorado and in any other  jurisdictions  necessary for the consummation of this Agreement.
     Purchaser's  designee is a limited  liability company formed under the laws of the State of Colorado  and is duly  organized,  validly  existing and in good standing under the laws of the state of organization and in such other jurisdictions  necessary for the  consummation of this Agreement,  and is a wholly owned  subsidiary of the Purchaser.  Purchaser has full authority to issue the  shares of common  stock  and the  warrants  to Seller  which are portions of the Consideration as described in Section 3.

          b. Power.  Purchaser has all requisite power and authority to carry on its business as presently  conducted and to enter into this Agreement.  The execution and delivery of this Agreement  does not, and the  fulfillment of and  compliance  with the  terms and  conditions  hereof  will  not,  as of
     Closing,  violate,  or be in conflict with,  any material  provision of its governing  documents,  when  applicable,  or any material  provision of any agreement or instrument to which it is a party or by which it is bound,  or to any judgment,  decree,  order, statute, rule or regulation applicable to
     it.

          c.  Authorization  and  Enforceability.  The  execution,  delivery and performance of this Agreement and the transactions  contemplated hereby and the  Agreements  attached  as  Exhibits  B and C hereto  have been duly and validly  authorized  by  all  requisite  action  of  the  Purchaser.  These
     Agreements  constitute  the  legal,  valid and  binding  obligation  of the
     Purchaser, are enforceable in accordance with its terms, subject,  however, to the effects of bankruptcy,  insolvency,  reorganization,  moratorium and other  laws  for  the  protection  of  creditors,  as  well  as to  general principles of equity,  regardless whether such enforceability is considered in a proceeding in equity or at law.

          d. Litigation/Claims. Purchaser has not received written notice of any suit,  claim,  action or other  proceeding  pending,  or to the Purchaser's knowledge,  threatened,  before any court, agency, panel or regulatory body that relates to Purchaser,  the non-cash portion of the  Consideration,  or which would impair Purchaser's  ability to close or to issue the securities which comprise portions of the Consideration.

          e.  Liability  for  Brokers'  Fees.  Purchaser  has not  incurred  any liability,  contingent or otherwise, for brokers' or finders' fees relating to the  transaction  contemplated  by this  Agreement  for which the Seller shall have any responsibility.

          f.  Effectiveness  at  Closing.  All  representations  and  warranties contained herein shall be correct, accurate and effective at Closing.

          g.  Existing  Contracts.  Buyer  recognizes  that  by  virtue  of  its acquisition of the Membership Interest of Piceance, it is generally subject to existing  contractual  relationships  as more  particularly set forth on
     Exhibit A.

     6. Obligations of the Parties at Closing.

          a.  Seller's  Actions at Closing.  At Closing,  Seller shall  execute, acknowledge and deliver to Purchaser the following:

               (i) Transfer of  Membership  Interests.  An original  certificate representing the Membership Interests, duly endorsed or accompanied by duly executed power;

               (ii) Certificate.  Seller shall certify that the  representations and  warranties  provided  hereunder  are  accurate and true as of the
          Closing;

               (iii)  Board of  Managers'  Appointee.  Seller  shall  cause  the appointment  of the  Purchaser's  President  and CEO to the  Board  of
          Managers of Piceance;

               (iv) Other  Necessary  Instruments.  The parties  shall initial a
          summary  of  general  terms  for  the  Piceance  Operating   Agreement
          ("Operating  Agreement")  which shall  include  accounting  provisions necessary  for  Purchaser  to  comply  with its  audit  and  reporting
          requirements,   management   provisions,   allocations  of  costs  and
          proceeds,  other regulatory requirements given Purchaser's status as a public  company,  and mandatory oil and gas operations to be conducted during the life of Piceance ("Mandatory Operations"), as well as other customary  terms as mutually  agreed upon by the Members.  The parties agree  to  memorialize  those  critical  items  in a term  sheet to be initialed at Closing. The Operating Agreement shall be executed by the
          Members  of  Piceance  within  thirty  (30)  days  after  Closing.  In addition, the parties will agree on the form of a 1989 AAPL Model form
          Joint  Operating  Agreement  ("JOA")  which  shall be  utilized by the parties to conduct operations on the properties held by Piceance.  The
          parties  will  also  agree  upon  a  Services   Agreement   ("Services
          Agreement") whereby the terms under which Orion Energy Partners,  L.P.
          will provide  management,  accounting  and other  services to Piceance which will be  executed  within  thirty (30) days after  Closing.  The parties will also execute all other  instruments  as may be reasonably required  to  consummate  the  agreements  of the  parties  hereunder, including  written  consent from all other  Members of Piceance to the sale hereunder.

          b. Purchaser's Actions at Closing. At Closing, Purchaser shall deliver the following:

               (i) Payment at Closing. The cash consideration,  the common stock certificate(s)  (or  copies  of  confirmations  of  requests  for such certificates), subject to the Registration Rights Agreement, a form of which is attached hereto as Exhibit B, duly endorsed or accompanied by duly enclosed stock powers,  and the warrants,  subject to the Warrant
          Agreement,  a form of which is attached as Exhibit C, all as set forth in Section 3;

               (ii)    Certificate.    Purchaser    shall   certify   that   the
          representations  and  warranties  provided  hereunder are accurate and true as of the Closing;

               (iii) Other  Necessary  Instruments.  The parties shall initial a summary of general terms for an Operating  Agreement to be executed by the Members of Piceance  within  thirty (30) days after  Closing.  The form of the JOA and the material terms of the Services  Agreement will also be  agreed  upon at  Closing.  All  other  instruments  as may be reasonably  required  to  consummate  the  agreements  of the  parties hereunder, including written consent from any other Member of Piceance to the sale hereunder.

     7. General Provisions.

          a.  Purchaser  acknowledges  that Seller intends to sell an additional undivided 50% of the Seller  Membership  Interest to a third party and that upon consummation of the sale of such 50% Seller Membership Interest,  such third party will be  designated  as  operator of the oil and gas  leasehold assets  owned by Piceance.  Purchaser  hereby  consents to this  additional third-party  sale and to the designation of such third party as operator of the  leasehold  assets.  Except for the sale of this 50% Seller  Membership
     Interest to such third party, Seller will not sell or create any additional
     Seller Membership  Interest which would result in a dilution of Purchaser's
     Membership Interest.

          b.  Entire  Agreement.   This  Agreement,   together  with  any  other
     agreements executed  contemporaneously herewith or at Closing , contain the entire  understanding  of the parties  with  regard to the  subject  matter hereof and no warranties, representations, promises or agreements have been made  between the parties  other than as expressly  herein set forth.  This
     Agreement  supersedes any previous agreement or understanding and cannot be modified  except in writing by all of the parties  hereto.  Notwithstanding anything to the contrary  contained in this  Agreement,  the parties hereby
     agree  that  the  continuing   effectiveness  of  the  transactions  to  be
     consummated  at Closing is not  contingent  upon execution of the Operating
     Agreement within 30 days of Closing. In the event the parties are unable to agree upon the final terms of the  Operating  Agreement,  and the Operating
     Agreement is not mutually  executed within 30 days of Closing,  the parties agree to conduct  operations on the properties  owned by Piceance under the terms of the JOA until such time as the Operating  Agreement is executed by the parties, if ever.

          c. Waiver of Claims.  Each party to this Agreement waives and releases any claim it may have that, by entering into this Agreement,  the requisite procedures of the Colorado Limited Liability Company Act (C.R.S.ss.7-80-101
     et. seq.)  concerning the sale or transfer of Membership  Interests may not have been or were not followed.

          d.  Further  Assurances.  All  parties  hereto,  at any time after the
     Closing Date,  will promptly  execute,  acknowledge and deliver any further documents  and  instruments  reasonably  requested by the other parties and necessary  to comply with the  representations,  warranties  and  covenants contained herein and will take any action consistent with the terms of this
     Agreement  that may  reasonably be requested by the other parties as may be
     necessary  or  reasonably   appropriate   to  more  fully   consummate  the
     transactions contemplated hereby.

          e. Transaction  Costs. Each party shall be solely  responsible for its own transaction costs relating to this Agreement and closing.

          f. Assignment. Neither Purchaser nor Seller may assign their rights or delegate  their  duties  arising  under this  Agreement  without the prior, written consent of the non-assigning party; provided,  however, that Seller may assign its rights and delegate its duties  arising under this Agreement to an entity formed for the purpose of accepting assignment of the non-cash interests to be conveyed to Seller as part of the  Consideration  set forth herein  without the prior  written  consent of Purchaser  and Purchaser may assign its rights and delegate its duties arising under this Agreement to a wholly owned entity  formed for the purpose of accepting  assignment of the interests to be conveyed to Purchaser as set forth herein without the prior written consent of Seller.

          g. Binding Effect. Upon execution, this Agreement shall be binding and fully  enforceable  and shall inure to the  benefit of the parties  hereto, their successors, assigns, personal representatives and heirs.

          h. Notices.  All notices as may be required by this Agreement shall be sent to the respective parties by U.S. Mail (in such case sent both regular and certified  mail),  overnight  courier or hand delivery at the addresses set forth below.

            To Seller:  PGR Partners, LLC
                        730 17th Street, Suite 410
                        Denver, CO  80202
                        Attn:  Gregory R. Vigil, Manager

            To Purchaser:     Teton Petroleum Company
                        1600 Broadway, Suite 2400
                        Denver, CO  80202
                        Attn:  Karl F. Arleth, President

          i. Severability.  In the event that any of the provisions, or portions thereof,  of this Agreement are held to be  unenforceable or invalid by any court of competent  jurisdiction,  the validity and  enforceability  of the remaining  provisions,  or portions thereof,  shall not be affected thereby and effect shall be given to the intent  manifested by the  provisions,  or portions thereof, held to be enforceable and valid.

          j. Governing  Law. This  Agreement  shall be governed by and construed under the laws of the State of Colorado without regard to its choice of law provisions.

          k. Facsimile Signatures.  This Agreement may be executed and delivered using facsimiled signatures and such facsimiled signatures shall be legally enforceable against the party providing same.

          l.  Counterparts.  This  Agreement  may be  executed  in any number of counterparts and each such counterpart  shall be considered an original and an enforceable agreement.

          m. Public  Announcements.  Neither Seller nor Purchaser  shall issue a
     press  release  with  respect  to  the  transaction   contemplated   herein
     (including  the purchase  price and other terms)  without the prior written consent of the other party,  except as required by law or listing agreement with a self  regulatory  organization,  stock market,  or exchange and then only after  prior  notification  to the other  party.  The Seller  shall be entitled to reasonable comment on all public  announcements  required to be made by the Purchaser,  but  understands  that  Purchaser  shall have final editorial  approval on all matters  governing  or otherwise  affecting  its regulatory disclosure obligations.

     IN WITNESS WHEREOF,  the parties,  intending to be bound,  have caused this
Agreement to be executed below by their duly authorized representatives.

PURCHASER:                                SELLER:

TETON PETROLEUM COMPANY,                  PGR PARTNERS, LLC, a Colorado limited
a Delaware corporation                    liability company

By:                                       By:
   ---------------------------------         ---------------------------------
   Patrick A. Quinn, Chief Financial         Gregory R. Vigil, Manager
   Officer

Date:                                     Date:
     -------------------------------           -------------------------------

                                     EXHIBIT A
                                     ---------

                          Existing Contractual Agreements
                          -------------------------------

     1.   The terms and conditions of all oil and gas leases held by Piceance.

     2.   The terms and  conditions of all  agreements  through  which  Piceance acquired its real and personal property interests.

     3.   All matters of record burdening the real property held by Piceance.

     4.   A 2.5% proceeds interest held by Lynx Energy Company,  Inc.  burdening production revenues earned by Piceance.

                                     EXHIBIT B
                                     ---------

                       Form of Registration Rights Agreement
                       -------------------------------------

     AGREEMENT dated as of February15,  2005,  among the Persons and/or Entities listed on  Schedule A annexed  hereto  (each a "Holder"  and  collectively,  the
"Holders"), and Teton Petroleum Company, a Delaware corporation (the "Company").

     WHEREAS,  in partial  consideration  of the  purchase of a 25%  interest in
Piceance Gas Resources,  LLC., a Colorado limited liability company, the Company has  agreed to issue to the  Holders,  450,000  shares  of  common  stock of the
Company,  par value $0.001 per share (the "Common  Stock") and 200,000  warrants
(the  "Warrants")  to purchase  Common  Stock of the  Company,  on the terms and conditions  set forth in those certain  Warrants  dated of even date herewith by and among the Company and the Holders, as amended from time to time; and

     WHEREAS,  the  Company  desires to grant to the  Holders  the  registration rights set forth herein with respect to the "Registrable Securities" hereinafter defined.

     NOW, THEREFORE, the parties hereto mutually agree as follows:

     1. Registrable Securities.  As used herein the terms "Registrable Security"
means each of (i) the 450,000  Holders'  Shares and (ii) all  200,000  shares of
Common  Stock   issuable  upon   exercise  of  the  Warrants,   subject  to  the
anti-dilution  adjustments  set forth  therein  (the  "Warrant  Shares") (in the aggregate, the "Registrable Securities"; provided, however, that with respect to any  particular  Registrable  Security,  such  security  shall  cease  to  be  a
Registrable  Security when, as of the date of determination that (a) it has been effectively  registered  under  the  Securities  Act of 1933,  as  amended  (the
"Securities  Act"), and disposed of pursuant thereto,  or (b) registration under the Securities Act is no longer required for the immediate  public  distribution of such  security.  In the event of any merger,  reorganization,  consolidation, recapitalization  or other change in corporate  structure  affecting  the Common
Stock, such adjustment shall be made in the definition of "Registrable Security"
as is  appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

     2. Registration.

          (a) After one year from the date  hereof,  the  Holder,  shall  have a collective  right by written  notice to the Company (a "Demand  Notice") to require  the  Company to file a  registration  statement  (a  "Registration
     Statement") on an appropriate form under the Securities Act registering for resale up to 50% of the  shares of Common  Stock  issued in  respect of the
     Purchase  Price and 100% of the Warrant  Shares.  Upon  receipt of a Demand
     Notice,  the Company shall use its commercially  reasonable efforts to file such Registration  Statement and cause it to be declared  effective as soon as practicable.

          (b) If at any time  after six  months  but prior to the end of the one year  period  from  the  date  hereof,  the  Company  proposes  to  file  a
     Registration  Statement  with respect to an offering of the Company  Common
     Stock (except on Form S-4, Form S-8 or any successor form thereto), for its own account for cash,  then the Company  shall give written  notice of such proposed filing to holders of the  Registrable  Securities at least fifteen days before the  anticipated  filing  date (the  "Piggyback  Notice").  The
     Piggyback Notice shall offer the Holders the opportunity to register 50% of all of the Registrable  Securities  (representing  the Common Stock but not
     the  Warrant   Shares)  on  the   Registration   Statement  (a   "Piggyback
     Registration").  If the Holder  requests such Piggyback  Registration,  the
     Company  shall,  subject to the limitation set forth in Section 2(c) below, include in the Piggyback  Registration  the requested number of Registrable
     Securities.

          (c) If the  Company  is  undertaking  a  Piggyback  Registration,  the
     Company shall use its commercially reasonable efforts to cause the managing underwriters of a proposed  underwritten  offering of equity  securities to include  all  requested  Registrable  Securities  on  the  same  terms  and conditions  as  any  similar  equity  securities  of the  Company  included therein.  Notwithstanding  the foregoing,  if the managing  underwriters of such underwritten offering determine in good faith that the total number of securities  that the  Holder  and the  Company  propose  to include in such offering is such as to materially and adversely  affect the success of such offering,  then the  securities to be offered for the account of the Holder shall be reduced or limited  to the  amount  recommended  by such  managing underwriters.

     3. Covenants of the Company with Respect to Registration.

          The Company covenants and agrees as follows:

          (a) The Company shall use commercially reasonable efforts to cause the
     Registration  Statement to become effective with the Commission as promptly as  possible  and in no event  more  than 120 days  after  the date of this
     Agreement (provided,  however,  that the Company shall not be liable to the
     Holders  or in  default of this  covenant  in event  that the  Commission's review  process  delays  such  effectiveness).  If any stop order  shall be issued by the  Commission  in connection  therewith,  the Company shall use commercially  reasonable  efforts to obtain  promptly  the  removal of such order.  Following the effective  date of the  Registration  Statement,  the
     Company  shall,  upon the  request of any  Holder,  forthwith  supply  such reasonable  number  of copies of the  Registration  Statement,  preliminary prospectus and prospectus  meeting the  requirements of the Securities Act, and any other  documents  necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holders to  permit  the  Holders  to make a  public  distribution  of the  Holder's
     Registrable  Securities.  The  obligations  of the Company  hereunder  with respect to the Holder's Registrable  Securities are subject to the Holder's furnishing  to the Company  such  appropriate  information  concerning  the
     Holders, the Holder's Registrable  Securities and the terms of the Holder's offering of such  Registrable  Securities  as the  Company  may  reasonably request in writing.

          (b) The Company  shall pay all costs,  fees and expenses in connection with  the  Registration  Statement  filed  pursuant  to  Section  2  hereof including,  without  limitation,  the Company's legal and accounting  fees, printing expenses, and blue sky fees and expenses;  provided, however, that
     Holders shall be solely responsible for the fees of any counsel retained by the Holders in connection with such  registration and any transfer taxes or underwriting  discounts,  commissions or fees applicable to the Registrable
     Securities sold by the Holders pursuant thereto.

          (c) The Company will take all  necessary  action which may be required
     to  qualify  or  register  the  Registrable   Securities  included  in  the
     Registration  Statement for the offer and sale under the securities or blue sky laws of such  states as are  reasonably  requested  by  Holders of such securities,  provided that the Company shall not be obligated to execute or file any  general  consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     4. Additional Terms.

          (a) The Company shall indemnify and hold harmless the Holders and each underwriter,  within the meaning of the  Securities  Act,  who may purchase from or sell for any Holder, any Registrable  Securities,  from and against any and all losses,  claims,  damages and liabilities  caused by any untrue statement of a material fact contained in the Registration  Statement,  any other registration  statement filed by the Company under the Securities Act with  respect  to the  registration  of  the  Registrable  Securities,  any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the  statements  therein
     not  misleading,   except  insofar  as  such  losses,  claims,  damages  or
     liabilities are caused by any such untrue  statement or omission based upon information furnished or required to be furnished in writing to the Company
     by  the  Holders  or   underwriter   expressly   for  use  therein,   which
     indemnification  shall include each person, if any, who controls any Holder or  underwriter  within the meaning of the Securities Act and each officer, director, employee and agent of Holders and underwriter; provided, however, that  the  indemnification  in  this  Section  4(a)  with  respect  to  any prospectus  shall not inure to the benefit of any Holder or underwriter (or to the  benefit of any person  controlling  any Holder or  underwriter)  on account of any such loss, claim,  damage or liability arising from the sale of  Registrable  Securities by the Holders or  underwriter,  if a copy of a subsequent  prospectus  correcting the untrue statement or omission in such earlier  prospectus  was  provided to such  Holders or  underwriter  by the
     Company  prior to the subject sale and the  subsequent  prospectus  was not delivered  or sent by the Holders or  underwriter  to the Holders  prior to such sale and provided further,  that the Company shall not be obligated to so indemnify any Holder or any such underwriter or other person referred to above unless the Holders or  underwriter  or other person,  as the case may be, shall at the same time  indemnify  the  Company,  its  directors,  each officer  signing the  Registration  Statement and each person,  if any, who controls the Company  within the meaning of the  Securities  Act,  from and against any and all losses,  claims,  damages and liabilities caused by any
     untrue   statement  of  a  material  fact  contained  in  the  Registration
     Statement,  any  registration  statement or any  prospectus  required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon  information  furnished  in writing to the  Company by the  Holders or underwriter expressly for use therein.

          (b)  If  for  any  reason  the  indemnification  provided  for  in the preceding  section  is held  by a court  of  competent  jurisdiction  to be unavailable  to an  indemnified  party  with  respect  to any loss,  claim, damage,  liability or expense  referred to therein,  then the  indemnifying party, in lieu of indemnifying  such indemnified  party  thereunder,  shall contribute  to the amount  paid or payable  by the  indemnified  party as a result of such loss,  claim,  damage or liability in such  proportion as is appropriate to reflect the relative fault of the indemnified  party and the indemnifying party, as well as any other relevant equitable considerations.

          (c)  Neither  the filing of a  Registration  Statement  by the Company pursuant to this  Agreement nor the making of any request for  prospectuses by the  Holders  shall  impose upon any Holder any  obligation  to sell the
     Holder's Registrable Securities.

          (d) Holders, upon receipt of notice from the Company that an event has occurred  which  requires a  Post-Effective  Amendment to the  Registration
     Statement  or a  supplement  to  the  prospectus  included  therein,  shall promptly  discontinue the sale of Registrable  Securities until the Holders receives a copy of a supplemented  or amended  prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

          (e) If the Company fails to keep the Registration  Statement  referred to above  continuously  effective  during the  requisite  period,  then the
     Company shall,  promptly upon the request of any Holder,  use  commercially reasonable  efforts  to update  the  Registration  Statement  or file a new
     registration   statement  covering  the  Registrable  Securities  remaining unsold, subject to the terms and provisions hereof.

          (f)  Holders  agree to provide  the Company  with any  information  or undertakings  reasonably  requested by the Company in order for the Company to  include  any  appropriate  information  concerning  the  Holders in the
     Registration  Statement or in order to promote compliance by the Company or the Holders with the Securities Act.

          (g) Holders  agree with the Company  that such  Holders will not short sell the  Company's  shares of  Common  Stock,  either  before or after the effective date of the  Registration  Statement,  and the Holders agree that they  will not  collectively  sell on any  given  day a number of shares of
     Common Stock in excess of fifteen percent (15%) of the Average Dollar Daily
     Trading  Volume  for the prior  fifty  (50)  trading  days as  reported  by
     BigCharts.com or an other nationally  recognized  reporting  service.  This covenant shall terminate concurrently with the termination of the Company's obligation  to maintain the  effectiveness  of the  Registration  Statement pursuant to Section 2(a).

     5.  Amendment.  This Agreement may only be amended by a written  instrument executed by the Company and the Holders.

     6. Entire Agreement. This Agreement constitutes the entire agreement of the parties  hereto with respect to the subject  matter  hereof,  and supersedes all prior  agreements  and  understandings  of the parties,  oral and written,  with respect to the subject matter hereof.

     7. Execution in Counterparts. This Agreement may be executed in one or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same document.

     8. Notices. Any notice,  payment or other communication  hereunder shall be given in writing and delivered by hand, by registered air mail, facsimile, or by overnight  courier.  Any such  notice  shall be given to each of the  Parties at their following addresses:

                  To Holder:        PGR Partners, LLC
                                    730 17th Street, Suite 410
                                    Denver, CO  80202
                                    Attn:  Gregory R. Vigil, Manager

                  To the Company:   Teton Petroleum Company
                                    1600 Broadway, Suite 2400
                                    Denver, CO  80202
                                    Attn:  Karl F. Arleth, President

     9. Binding Effect;  Benefits.  Any Holder may assign its rights  hereunder.
This  Agreement  shall inure to the benefit of, and be binding upon, the parties hereto  and  their  respective  heirs,  legal  representatives,  successors  and assigns.  Nothing herein  contained,  express or implied,  is intended to confer upon any person other than the parties hereto and their respective heirs,  legal representatives  and  successors,  any rights or remedies  under or by reason of this Agreement.

     10.  Headings.  The headings  contained  herein are for the sole purpose of convenience  of reference,  and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11. Severability.  Any provision of this Agreement which is held by a court
of  competent   jurisdiction   to  be   prohibited  or   unenforceable   in  any
jurisdiction(s) shall be, as to such jurisdiction(s),  ineffective to the extent of such  prohibition  or  unenforceability  without  invalidating  the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.  Governing Law;  Jurisdiction.  This Agreement shall be governed by and construed in  accordance  with the laws of the State of Delaware  applicable  to contracts made and to be performed in the State of Delaware. Each of the parties irrevocably  agrees  that any and all suits or  proceedings  based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of Denver, State of Colorado and consents to the  jurisdiction  of  such  courts  for  such  purpose.  Each  of  the  parties irrevocably  waives the defense of an  inconvenient  forum to the maintenance of such suit or proceeding in any such court.  Each of the parties  further  agrees that  service  of  process  upon such  party  mailed by first  class mail to the address  set  forth in  Section 8 shall be  deemed  in every  respect  effective service  of  process  upon such  party in any such suit or  proceeding.  Nothing herein  shall  affect the right of a party to serve  process in any other manner permitted  by  law.  Each of the  parties  agrees  that a  final  non-appealable judgment in any such suit or proceeding  shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     13. Attorneys' Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this  Agreement,  the  prevailing party or parties  shall be entitled  to receive  from the other party or parties reasonable  attorneys' fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

                                     EXHIBIT C
                                     ---------

                             Form of Warrant Agreement
                             -------------------------

THIS  WARRANT  HAS NOT BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933,  AS
AMENDED (THE "ACT"),  OR ANY APPLICABLE  STATE  SECURITIES  LAWS, AND MAY NOT BE
SOLD,  OFFERED  FOR SALE OR  TRANSFERRED  UNLESS  SUCH  SALE OR  TRANSFER  IS IN
ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR
AN EXEMPTION FROM THE REGISTRATION  REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS
IS AVAILABLE WITH RESPECT THERETO.

                                WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK OF
                              TETON PETROLEUM COMPANY

                           Issue Date: February 15, 2005

Warrant No.  ______                         _______ Shares of Common Stock

     1.  Issuance.  This Warrant is issued to Castle Rock Resources II, LLC (the
"Holder"), by Teton Petroleum Company, a Delaware corporation  (hereinafter with its  successors  called  the  "Company")  pursuant  to the  Membership  Interest
Purchase Agreement of even date herewith (the "Purchase Agreement"). Capitalized terms used but not otherwise  defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     2. Purchase Price;  Number of Shares.  Subject to the exercise  limitations and  restrictions  provided for herein,  this Warrant  certifies that, for value received,  the Holder of this Warrant is entitled upon surrender of this Warrant with the  subscription  form annexed hereto as Appendix 1 duly executed,  at the principal office of the Company,  to purchase from the Company ______ fully paid and nonassessable  shares of Common Stock of the Company (the "Common Stock") at
a price  per share  (the  "Purchase  Price")  of $2.00,  subject  to  adjustment pursuant to Sections 8 and 9 below.

     3. Payment of Purchase  Price.  The Purchase Price may be paid (i) in cash,
(ii) by certified check, or (iii) wire transfer.

     4. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional  share,  pay the  holder  entitled  to such  fraction  a sum in cash  equal to such  fraction multiplied by the then effective Purchase Price.

     5. Exercise.

          (a) Expiration Date. Holder's rights under this Warrant expire at 5:00
     p.m.  Rocky  Mountain  Time on the  fifth  anniversary  of the date of this
     Warrant (the "Expiration Date") and shall be void thereafter.

          (b)  Delivery.  Upon the  exercise of the rights  represented  by this
     Warrant,  the Company  shall use good faith efforts to issue and deliver to the Holder a  certificate  or  certificates  for the shares of Common Stock issuable  upon  exercise of this Warrant so  purchased,  in the name of the
     Holder  within a  reasonable  time  after the  rights  represented  by this
     Warrant  shall have been so exercised  and in any event within  twenty (20)
     days after  receipt of the Notice of Exercise  and,  unless the Warrant has been fully exercised or expired,  a new warrant  representing the remaining portion of the  Warrant  and the  underlying  Common  Stock,  if any,  with respect to which this Warrant shall not have been  exercised  shall also be issued to the  Holder as soon as  possible  and in any  event  within  such twenty (20) day period.

     6. Reserved Shares;  Valid Issuance.  The Company covenants that it will at all times from and after the date hereof  reserve and keep available such number of its  authorized  shares  of  Common  Stock  of the  Company,  free  from  all preemptive  or  similar  rights  therein,  as will be  sufficient  to permit the exercise of this Warrant in full. If at any time between the date hereof and the
Expiration  Date, the number of authorized  but unissued  shares of Common Stock shall not be  sufficient to permit  exercise of this  Warrant,  the Company will take such  corporate  action as may be necessary to increase its  authorized but unissued  shares of Common Stock to such number of shares as shall be sufficient for such  purposes.  The Company  further  covenants  that such shares as may be issued  pursuant  to such  exercise  will,  upon  issuance,  be duly and validly issued,  fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7. Registration Rights. The Company agrees that the Common Stock shall have certain  registration  rights  pursuant  to and as set  forth  in  that  certain
Registration  Rights Agreement  between the Company and Holder,  dated as of the date hereof.

     8. Stock Splits and  Dividends.  If after the date hereof the Company shall subdivide the Common Stock,  by stock split or otherwise,  or combine the Common
Stock, or issue additional shares of Common Stock in payment of a stock dividend on the  Common  Stock,  the  number of shares of Common  Stock  issuable  on the exercise of this Warrant  shall  forthwith be  proportionately  increased in the case of a subdivision or stock  dividend,  or  proportionately  decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision  or stock  dividend,  or  proportionately increased in the case of a combination.

     9.  Mergers  and  Reclassifications.  If after the date  hereof the Company shall  enter  into any  Reorganization  (as  hereinafter  defined),  then,  as a condition of such  Reorganization,  lawful  provisions  shall be made,  and duly executed  documents  evidencing the same from the Company or its successor shall be delivered to the Holder,  so that the Holder shall  thereafter have the right to  purchase,  at a total price not to exceed that  payable upon the exercise of this  Warrant  in  full,  the kind and  amount  of  shares  of stock  and  other securities and property  receivable upon such  Reorganization by a holder of the number of shares of Common  Stock which might have been  purchased by the Holder immediately  prior  to such  Reorganization,  and in any such  case  appropriate provisions  shall be made with  respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation,  provisions for the  adjustment  of the  Purchase  Price and the  number of shares  issuable hereunder)  shall thereafter be applicable in relation to any shares of stock or other securities and property  thereafter  deliverable upon exercise hereof. For the purposes of this Section 9, the term "Reorganization"  shall include without limitation any reclassification,  capital reorganization or change of the Common
Stock (other than as a result of a  subdivision,  combination  or stock dividend provided for in Section 8 hereof),  or any consolidation of the Company with, or merger of the Company into, another  corporation or other business  organization
(other than a merger in which the Company is the surviving corporation and which does not  result in any  reclassification  or change of the  outstanding  Common
Stock),  or any sale or  conveyance  to another  corporation  or other  business organization of all or substantially all of the assets of the Company.

     10. No Rights as  Shareholder  Until  Exercise.  Nothing  contained in this
Warrant  shall be construed as  conferring  upon the Holder  hereof the right to vote or to consent or to receive  notice as a shareholder  of the Company or any other matters or any rights  whatsoever as a shareholder of the Company prior to the  exercise  of the  Holder's  rights to  purchase  shares of Common  Stock as provided for herein.  No  dividends  or interest  shall be payable or accrued in respect  of this  Warrant  or the  interest  represented  hereby  or the  shares purchasable  hereunder  until,  and only to the extent that,  this Warrant shall have been exercised.

     11. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

     12.  Loss,  Theft,  Destruction  or  Mutilation  of  Warrant.  The  Company
covenants that upon receipt by the Company of evidence  reasonably  satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate  relating  to the  Warrant  Shares,  and in case of  loss,  theft or destruction,  of indemnity or security reasonably  satisfactory to it (which, in the case of the  Warrant,  shall not include the posting of any bond),  and upon surrender and cancellation of such Warrant or stock  certificate,  if mutilated, the Company  will make and deliver a new  Warrant or stock  certificate  of like tenor  and  dated  as of such  cancellation,  in lieu of such  Warrant  or stock certificate.

     13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the  expiration of any right  required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     14. Notices,  Etc. Any notice,  request or other communication  required or permitted  hereunder  shall be in writing  and shall be deemed to have been duly given (i) upon receipt if personally delivered,  (ii) three (3) days after being mailed by registered or certified mail, postage prepaid,  or (iii) one day after being sent by recognized overnight courier or by facsimile, if to Holder, at 730
17th Street,  Suite 410, Denver, CO 80202, or at such other address or number as
Holder  shall have  furnished to Company in writing,  or if to Company,  at 1600
Broadway,  Suite 2400,  Denver Colorado 80202 or at such other address or number as Company shall have furnished to Holder in writing.

     13. Descriptive Headings and Governing Law. The descriptive headings of the several  sections and  paragraphs  of this Warrant are inserted for  convenience only and do not constitute a part of this Warrant.  This Warrant and all actions arising  out of or in  connection  with this  Warrant  shall be  governed by and construed in accordance  with the laws of the State of Delaware,  without regard to the conflicts of law provisions of the State of Delaware.

     14. Severability.  Wherever possible,  each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any  provision of this Warrant  shall be  prohibited  by or invalid under applicable  law,  such  provision  shall be  ineffective  to the  extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

     15.  Successors  and  Assigns.  Holder may not sell,  transfer or otherwise dispose of the Securities  except in accordance with the restrictions set out in the Purchase  Agreement.  The rights and obligations of Company and Holder shall be binding upon and benefit the successors,  assigns, heirs,  administrators and transferees of the parties.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated February 15, 2005

                                          TETON PETROLEUM COMPANY

                                          By: _________________________

                                          Its: _________________________

                                          Date: ________________________

                                     APPENDIX 1

                            FORM OF ELECTION TO PURCHASE

 Date: _____________

Teton Petroleum Company
1600 Broadway - Suite 2400
Denver, CO 80202

Ladies and Gentlemen:

The  undersigned  hereby  elects to exercise  the warrant  issued to it by Teton
Petroleum  Company (the  "Company") and dated February __, 2005 (the  "Warrant")
and to purchase  ____________  shares of the Common  Stock of the  Company  (the
"Shares")  purchasable  thereunder at a purchase  price of two ($2.00) per Share
(the "Purchase  Price") pursuant to the terms of the Warrant and the undersigned delivers the Purchase  Price  herewith in full in cash or by certified  check or wire transfer or as otherwise permitted pursuant to Section 3 of the Warrant.

The undersigned also makes the  representations set forth on Appendix 2 attached to the Warrant.

The  certificate(s)  for  such  shares  shall  be  issued  in  the  name  of the undersigned or as otherwise indicated below:

Very truly yours,

[Purchaser]

---------------------------

                                     APPENDIX 2

                                WARRANT CERTIFICATE

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO TETON PETROLEUM COMPANY
ALONG WITH THE FORM OF  ELECTION  TO PURCHASE  BEFORE THE SHARES  ISSUABLE  UPON
EXERCISE OF THE WARRANT CERTIFICATE WILL BE ISSUED.

Date: _____________
Teton Petroleum Company
1600 Broadway - Suite 2400
Denver, CO 80202

     The  undersigned,  ("Purchaser"),  intends to acquire _______ shares of the
Common Stock (the "Shares") of Teton Petroleum  Company (the "Company") from the
Company pursuant to the exercise of a certain Warrant to purchase Shares held by
Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public  offering  and  pursuant to an exemption  from  registration  under the
Securities  Act of 1933,  as  amended  (the  "1933  Act") and  applicable  state securities  laws. In  connection  with such purchase and in order to comply with
the  exemptions  from  registration  relied  upon  by  the  Company,   Purchaser
represents, warrants and agrees as follows:

          1. Purchaser is acquiring the Shares for its own account,  to hold for investment,  and  Purchaser  shall  not make any  sale,  transfer  or other disposition of the Shares in violation of the 1933 Act or the General Rules and  Regulations  promulgated  thereunder  by the  Securities  and Exchange
     Commission (the "SEC") or in violation of any applicable  state  securities law;

          2. Purchaser has been advised that the Shares have not been registered under  the  1933 Act or  state  securities  laws on the  ground  that  this transaction is exempt from  registration,  and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter;

          3.  Purchaser  has been  informed  that under the 1933 Act, the Shares must be held  indefinitely  unless it is subsequently  registered under the
     1933 Act or unless an exemption from such  registration  (such as Rule 144)
     is  available  with  respect to any  proposed  transfer or  disposition  by
     Purchaser of the Shares;

          4. The Company  may refuse to permit  Purchaser  to sell,  transfer or dispose of the Shares (except as permitted  under Rule 144) unless there is in effect a  registration  statement  under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel  reasonably  satisfactory to counsel for the Company, to the effect that such registration is not required;

     Purchaser also  understands and agrees that, in the absence of an effective registration  statement  under  the 1933 Act,  there  will be placed on the certificate(s)  for the  Shares,  or any  substitutions  therefor,  legends stating in substance:

          THESE  SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS,
          AND MAY NOT BE SOLD,  OFFERED FOR SALE OR TRANSFERRED UNLESS SUCH SALE
          OR TRANSFER IS IN ACCORDANCE  WITH THE  REGISTRATION  REQUIREMENTS  OF
          SUCH ACT AND  APPLICABLE  LAWS OR AN EXEMPTION  FROM THE  REGISTRATION
          REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT
          THERETO.

          Any legend required pursuant to applicable state securities laws.

     Purchaser has carefully read this letter and has discussed its requirements and other  applicable  limitations  upon  Purchaser's  resale of the Shares with
Purchaser's counsel.

 Very truly yours,

 [Purchaser]

 ----------------------------------

                                     APPENDIX 3

                         ADJUSTMENTS FOR DILUTING ISSUANCES

1. Capitalized  Terms.  Capitalized terms used in this Appendix III that are not otherwise defined herein shall have the respective  meanings assigned to them in the Warrant to which this Appendix III is attached.

2. Adjustment of Purchase Price upon Issuance of Additional  Stock. The Purchase
Price shall be subject to adjustment from time to time as follows:

          a. Upon each issuance by the Company of any  Additional  Stock without consideration or for a consideration per share less than the Purchase Price in effect  immediately  prior to the issuance of such Additional Stock, the
     Purchase  Price in effect  immediately  prior to each such  issuance  shall forthwith (except as otherwise provided in this Section 2) be adjusted to a price  determined  by  multiplying  the Purchase  Price by a fraction,  the numerator  of  which  shall  be  the  number  of  shares  of  Common  Stock outstanding or deemed to be outstanding  immediately prior to such issuance plus the number of shares of Additional Stock which could be purchased were the then  Purchase  Price used  instead  (calculated  by dividing the total consideration  to be received  by the Company in such  issuance by the then
     Purchase  Price) and the denominator of which shall be the number of shares of Common Stock  outstanding or deemed to be outstanding  immediately prior to such issuance plus the number of shares of such Additional  Stock issued in such  issuance.  For purposes of this Section 2, the number of shares of
     Common Stock outstanding or deemed to be outstanding shall be calculated on a fully diluted  basis,  as if all  convertible  securities  had been fully converted  into shares of Common Stock  immediately  prior to such issuance and any outstanding  warrants,  options or other rights for the purchase of shares of common stock or convertible  securities had been fully  exercised immediately  prior to such  issuance (and the  resulting  securities  fully converted into shares of Common Stock, if so convertible) as of such date.

          b. No adjustment of the Purchase Price shall be made in an amount less than one cent per  share,  provided  that  any  adjustments  which  are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent  adjustment made prior to one (1) year from the date of the event  giving  rise to the  adjustment being carried forward, or shall be made at the end of one (1) year from the date of the event  giving rise to the  adjustment  being  carried  forward.
     Except to the limited  extent  provided for in  subsections  2(d)(iii)  and
     2(d)(iv)  below, no adjustment of the Purchase Price pursuant to subsection
     2(a) of this Appendix III shall have the effect of increasing  the Purchase
     Price  above  the  Purchase  Price  in  effect  immediately  prior  to such adjustment.

          c. In the case of issuance by the  Company of  Additional  Stock for a consideration in whole or in part other than cash, the consideration  other than cash shall be deemed to be the fair value  thereof  as  determined  in good faith by the Board of Directors of the Company.

          d. In the case of the issuance  (whether before, on or after the Issue
     Date) of options  to  purchase  or rights to  subscribe  for Common  Stock, securities by their terms convertible into or exchangeable for Common Stock or options to  purchase  or rights to  subscribe  for such  convertible  or exchangeable  securities,  the  following  provisions  shall  apply for all purposes of this Section 2:

               i.   The  aggregate  maximum  number of  shares  of Common  Stock deliverable  upon exercise (to the extent then  exercisable)
                    of such  options  to  purchase  or rights to  subscribe  for
                    Common Stock shall be deemed to have been issued at the time such  options or rights were issued and for a  consideration
                    equal  to  the   consideration   (determined   in  a  manner
                    consistent  with  subsection  2(c) of this Appendix III), if any,  received by the Company upon  issuance of such options or rights plus the minimum  Purchase  Price provided in such options or rights  (without  taking into  account  potential antidilution  adjustments)  for  the  Common  Stock  covered thereby.  ii.  The  aggregate  maximum  number  of shares of
                    Common Stock  deliverable  upon conversion of or in exchange
                    for  (to  the  extent  then   convertible  or  exchangeable)
                    convertible or  exchangeable  securities or upon exercise of
                    options  to  purchase  or  rights  to  subscribe   for  such
                    convertible  or   exchangeable   securities  and  subsequent
                    conversion or exchange  thereof shall be deemed to have been issued  at the time  such  securities  were  issued  or such options or rights were issued and for a consideration  equal to the  consideration,  if any,  received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued  interest or accrued dividends),  plus the minimum additional  consideration,  if any,  to be received  by the  Company  (without  taking into
                    account   potential   antidilution   adjustments)  upon  the
                    conversion or exchange of such securities or the exercise of any  related  options or rights (the  consideration  in each case to be determined in a manner consistent with subsection
                    2(c) of this Appendix III).  iii. In the event of any change in the number of shares of Common  Stock  deliverable  or in the  consideration  payable to the Company upon  exercise of such options or rights or upon  conversion of or in exchange for such convertible or exchangeable securities, excluding a change resulting from antidilution  provisions thereof,  the
                    Purchase  Price,  to the  extent in any way  affected  by or computed using such options, rights or securities,  shall be adjusted  based upon the actual  issuance of Common Stock or any payment of such  consideration  upon the exercise of any such options or rights or the conversion or exchange of such securities.  iv. Upon the  expiration of any such options or rights,  the  termination  of any such  options or rights to convert or  exchange,  or the  expiration  of any options or
                    rights   related  to  such   convertible   or   exchangeable
                    securities,  the  Purchase  Price,  to the extent in any way affected  by or  computed  using  such  options,  rights  or securities or options or rights related to such  securities, shall be  recomputed  to reflect  the  issuance  of only the number  of  shares  of  Common  Stock  (and  convertible  or exchangeable  securities  which  remain in effect)  actually issued upon the exercise of such options or rights, upon the conversion  or  exchange  of such  securities  or  upon  the
                    exercise   of  the   options  or  rights   related  to  such
                    securities.  v. The number of shares of Common  Stock deemed issued and the  consideration  deemed paid therefor pursuant to  subsections  2(d)(i) and  2(d)(ii) of this  Appendix III shall be  appropriately  adjusted  to  reflect  any  change, termination  or expiration  of the type  described in either subsection 2(d)(iii) or 2(d)(iv) hereof.

          e. "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued  pursuant to  subsection  2(d) of this  Appendix
     III) by this Company after the Issue Date other than:

               i.   Shares of Common  Stock  issued  pursuant  to a  transaction described in Sections 9 and 11 of the Warrant,

               ii.  upon  exercise  or  conversion  of  outstanding  options  or warrants, or

               iii. Shares  of Common  Stock  issuable  or  issued to  officers, employees,  consultants or directors of the Company pursuant to a compensatory benefit plan.

          f. Upon each adjustment of the Purchase Price pursuant to this Section
     2, the number of shares of Common Stock issuable upon exercise hereof shall be equal to (x) the  product  of the  number of shares of Common  Stock the holder was entitled to purchase  immediately  before such adjustment  times the Purchase Price in effect  immediately before such adjustment divided by
     (y) the Purchase Price in effect after giving effect to such adjustment.